Exhibit 99.1

                          BPI Industries Approved for
                     Listing on the American Stock Exchange


    CLEVELAND--(BUSINESS WIRE)--Dec. 8, 2005--BPI Industries Inc.
(BPI) (TSX VENTURE:BPR), an independent energy company engaged in the exploration, production and commercial sale of coalbed methane (CBM) in the Illinois Basin, today announced that its common stock is approved for listing on the American Stock Exchange (Amex).
    James Azlein, president and chief executive officer of BPI Industries, said: "We are delighted that our listing application has been approved. As we execute our strategic plan to prove up ever greater portions of our mineral rights portfolio, the improved access to the capital markets that a national stock listing affords us will stand us in good stead. A senior U.S. exchange listing is a significant benchmark in the development of our company and further underscores our commitment to enhancing shareholder value for current and prospective investors."
    This approval is contingent upon BPI Industries Inc. being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the company is not in compliance with such standards.
    In related news, the company stated that it has filed an application to voluntarily de-list its common stock from the TSX Venture Exchange.
    "With the improved liquidity gained by our shares being listed on the Amex, we feel it does not make good economic sense for a company with our market capitalization to maintain a dual stock listing, ergo our decision to voluntarily leave the TSX.
    "We are currently in the process of selecting which specialist firm will trade our stock on the Amex. In addition, we expect to learn what our new Amex ticker symbol will be and when the stock will commence trading on the Amex in the near future. We will issue a press release at that time," Azlein concluded.

    To be added to BPI-Industries' e-mail distribution list, please click on the link below:
http://www.clearperspectivegroup.com/clearsite/bpi/emailoptin.html

    About BPI Industries Inc.

    BPI Industries Inc. (BPI) is an independent energy company engaged in the exploration, production and commercial sale of coalbed methane
(CBM) in the Illinois Basin, which covers approximately 60,000 square miles in Illinois, southwestern Indiana and northwestern Kentucky. The company currently controls the dominant CBM acreage position in the Illinois Basin at 418,435 acres.

    Some of the statements contained in this press release may be deemed to be forward-looking in nature, outlining future expectations or anticipated operating results or financial conditions. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results or conditions to differ materially from the information expressed or implied by these forward-looking statements. Some of the factors that could cause actual results or conditions to differ materially from the Company's expectations include: (1) inability to obtain financing to fund its current plan of operations; (2) failure of wells drilled by BPI to be commercially productive; (3) unexpected drilling conditions;
(4) inability to obtain drilling equipment; (5) inability to maintain acreage rights in the Illinois Basin or to avoid disputes over the extent of its property rights; and (6) an unexpected decline in natural gas prices. Any forward-looking statements made by the Company in this press release or elsewhere are based on currently available information and speak only as of the date hereof and thereof. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, the Company undertakes no duty to update these forward-looking statements due to new information or as a result of future events.

    News releases and other information on the company are available on the Internet at: http://www.bpi-industries.com .



    CONTACT: Clear Perspective Group, LLC
             Matthew J. Dennis, 440-353-0552